SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                                        Pursuant to Section 13 or 15(d) of
                                        The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                      February 6, 1997; (January 24, 1997)

                       AMERICAN RADIO SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

     Delaware                      0-26102                 04-3196245
 (State or other             (Commission                  (IRS Employer
jurisdiction of                 File Number)            Identification No.)
incorporation)


                              116 Huntington Avenue
                           Boston, Massachusetts 02116
          (Address of principal executive offices, including zip code)




                                 (617) 375-7500
              (Registrant's telephone number, including area code)






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Item 5.  Other Events

1. On January 24, 1997, American Radio Systems Corporation (the "Company") completed a $750 million revolving credit facility with a consortium of lenders led by The Bank of New York. The credit facility can be expanded to $900 million to the extent necessary to repurchase $150 million of 9-3/4% EZ Communications Notes pursuant to a put option held by the noteholders which will become operative upon the merger of EZ Communications, Inc. with and into American. The credit facility consists of two credit agreements (one for $550,000,000 and the other for $350,000,000), which are attached herewith as Exhibits 99.1 and 99.2, respectively. Each credit agreement incorporates the Borrower Security Agreement and Subsidiary Guaranty, which are attached herewith as Exhibits 99.3 and 99.4. For more information, see the Company's press release, dated January 30, 1997, which is attached herewith as Exhibit 99.5.

2. On January 30, 1997, the Company completed its private offering of 2,000,000 shares of its 11-3/8% Cumulative Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") to qualified institutional buyers. The Company used the net proceeds from the offering, which exceeded $192 million, to repay outstanding debt. Thereafter, the Company expects to use the proceeds, along with borrowings under the credit facility, to finance acquisitions of radio stations, including consummation of the EZ merger.

         The Exchangeable Preferred Stock has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company entered into a Registration Rights Agreement, dated January 30, 1997, with the Initial Purchasers named therein, which is attached herewith as
Exhibit 99.6. Pursuant to such Registration Rights Agreement, the Company has agreed (i) to file a registration statement with respect to an offer to exchange the Exchangeable Preferred Stock for another series of exchangeable preferred stock ("Series B Cumulative Exchangeable Preferred Stock") with substantially identical terms to the Exchangeable Preferred Stock and (ii) under certain circumstances, to file a shelf registration with respect to the Exchangeable Preferred Stock. The Exchangeable Preferred Stock is exchangeable at the
Company's option, in whole but not in part, on any dividend payment date commencing April 15, 1997 into the Company's 11-3/8% Subordinated Exchange Debentures due 2009 (the "Exchange Debentures"). The Indenture, dated January 30, 1997, relating to the Exchange Debentures is attached herewith as Exhibit
99.7. Also attached herewith as Exhibits 99.8, 99.9 and 99.10, respectively, are
(i) the Purchase Agreement, dated January 27, 1997, by and among the Company and the Initial Purchasers named therein, (ii) the Certificate of Designation of Preferences and Rights of the Exchangeable Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 29, 1997, and (iii) the Certificate of Designation of Preferences and Rights of the Series B Cumulative Exchangeable Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 29, 1997. For more information, see the Company's press release, dated January 30, 1997, which is attached herewith as Exhibit 99.5.

3. On February 5, 1997, The Company's Class A Common Stock began trading on the New York Stock Exchange under the symbol "AFM". For more information, see the Company's press release, dated February 3, 1997, which is attached herewith as
Exhibit 99.11.



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4. On February 5, 1997, American Tower Systems,  Inc., a wholly owned subsidiary of the Company, announced that it entered into agreements with the Meridian Communications companies to purchase tower sites and a tower site management business in southern California for an aggregate purchase price of approximately $32.1 million. Subject to certain conditions, including the receipt of FCC approval and the expiration or early termination of the Hart-Scott- Rodino Act waiting period, the consummation of the Meridian transaction is expected to occur in the second quarter of 1997. American Tower Systems, Inc. also announced that it entered into letters of intent with Diablo Communications and Diablo Communications of Southern California (collectively, the "Sellers") to acquire tower sites and a tower site management business in northern California and development sites in southern California for approximately $42.0 million. In connection therewith, the Company agreed to loan $1.35 million to the Sellers on an unsecured basis. Subject to certain conditions, including the signing of a definitive agreements, the receipt of FCC approval and the expiration or early termination of the Hart- Scott-Rodino Act waiting period, the consummation of the Diablo transaction is expected to occur in the second quarter of 1997. For more information, see the Company's press release, dated February 5, 1997, which is attached herewith as Exhibit 99.12.

Item 7. Financial Statements and Exhibits

         (c) Exhibits

         1. Exhibit 99.1 - Credit Agreement, dated January 24, 1997, by and among the Company and the lenders named therein relating to $550,000,000 credit facility.

         2. Exhibit 99.2 - Credit Agreement, dated January 24, 1997, by and among the Company and the lenders named therein relating to $350,000,000 credit facility.

         3. Exhibit 99.3 - Form of Borrower Security Agreement by and between the Company and the parties named therein.

         4. Exhibit 99.4 - Form of Subsidiary Guaranty by and between certain subsidiaries of the Company and the parties named therein.

         5.  Exhibit 99.5 - Press Release, dated January 30, 1997.

         6. Exhibit 99.6 - Registration Rights Agreement, dated January 30, 1997, by and between the Company and the parties named therein.

         7. Exhibit 99.7 - Indenture, dated January 30, 1997, by and between the Company and Fleet National Bank, as trustee.

         8. Exhibit 99.8 - Purchase Agreement, dated January 27, 1997, by and among the Company and the Initial Purchasers named therein.

         9. Exhibit 99.9 - the Certificate of Designation of Preferences and Rights of the Exchangeable Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 29, 1997.



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         10. Exhibit 99.10 - the  Certificate of Designation of Preferences  and
Rights of the Series B Cumulative Exchangeable Preferred Stock, as filed with the Secretary of State of the State of Delaware on January 29, 1997.

         11.  Exhibit 99.11 - Press release, dated February 3, 1997.

         12.  Exhibit 99.12 - Press release, dated February 5, 1997.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERICAN RADIO SYSTEMS CORPORATION
                                  (Registrant)



                                  By: /s/ Justin D. Benincasa
                                       Justin D. Benincasa
                                       Vice President and Corporate Controller


Date:  February 6, 1997